Exhibit 10.6
SUBLEASE
     This Sublease is made on April 11, 2007, by and between POCKETSCRIPT, INC., an Ohio corporation (herein the “Sublessor”) and Haverstick Consulting, Inc., an Indiana corporation (herein the “Sublessee”).
WITNESSETH:
     WHEREAS, the Sublessor is presently the Tenant under a Lease dated March 9, 2004, between DUKE REALTY OHIO, an Indiana general partnership, as Landlord, and Sublessor, as Tenant herein referred to as the “Master Lease”.
     WHEREAS, the Sublessor and the Sublessee have agreed to a subletting of the Demised Premises on the terms and conditions specified in this Sublease;
     NOW THEREFORE, the Sublessor and the Sublessee do hereby enter into this Sublease upon the terms and conditions hereinafter set forth.
     1. DEMISED PREMISES. The Sublessor hereby lets to the Sublessee and the Sublessee does hereby hire from the Sublessor that portion of the property known as: Suite 207; 2nd floor; Building name: 4770 Governor’s Pointe; address: 4770 Duke Drive, Mason, Ohio 45040, more particularly as shown in Exhibit A to the Master Lease, consisting of approximately 5,608 rentable square feet of the building.
     2. TERM. The term of this sublease shall be 28 months, commencing on July 1, 2007, and terminating on October 31, 2009. Any remaining options, if any, under the Master lease are not exercisable by the Sublessee.
     3. RENT. Sublessee shall pay to the Sublessor aggregate Basic Rent of Six Thousand Five Hundred Forty-Two ($6,542.00) DOLLARS per month, on the first day of each month. Sublessee shall not owe rent for the month of July 2007.
     4. OTHER RENT AND PAYMENTS.
     4.1 Sublessee shall not be subject to any Annual Rental Adjustment (as defined in Section 3.02.A. of the Master Lease).
     4.2 Interest and Late Charges. All rent and other payments not paid when due shall bear interest from the due date until fully paid at the rate of Eighteen (18%) percent per annum. In addition, Sublessee acknowledges that late payment of any rent or other payment required by this Lease from Sublessee to Sublessor will result in collection costs to Sublessor, the extent of which additional costs is extremely difficult and economically impractical to ascertain. Sublessee therefore agrees that if Sublessee fails to make any rent and/or other payment(s) required by this Lease to be paid to Sublessor when it is due, Sublessor may elect to impose a late charge in the amount of Five (5%) of the current monthly base rent. Additionally, Sublessee shall reimburse Sublessor for all costs and expenses, including attorneys’ fees, incurred in collecting the overdue rent and/or other payment(s). Sublessee shall pay the late charge upon demand by Sublessor. Sublessee agrees that the late charge is a reasonable estimate of the costs to Sublessor of collecting the overdue rent and/or other payment(s). Sublessor may levy and collect a late charge in addition to all other remedies available for Sublessee’s default, and collection of a late charge shall not waive the breach caused by the late payment.
     5 . SECURITY DEPOSIT AND LAST MONTH’S RENT. Sublessee shall deposit with Sublessor upon execution hereof $6,542.00 as security deposit for Sublessees’ faithful performance of Sublessee’s obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee’s failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor’s option, to the last assignee, if any, of Sublessee’s interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit
     6. USE. Sublessee shall use and occupy the Subleased Premises only for office space and for no other purpose.
     7. CONDITION OF PREMISES. Sublessee accepts the Demised Premises in its current “as is” condition with all faults.
     1.) Phones – The phone is operated using a “Switch” that is located in Dallas. Sublessee will need its own switch to operate the phones.
     2.) Computer Equipment – Existing Dell and Cisco equipment will be removed by Sublessor no later than June 15, 2007.
     8. BROKERAGE. Sublessor and Sublessee do hereby warrant and represent to each other that neither has dealt with any broker in connection with this transaction other than Dan McDonald of Carey Laumer Commercial Realty and Bill Wiebe of Vollmer Realty (collectively referred to as the “Authorized Brokers.”) Sublessor shall be solely responsible for payment of any and all commission or other compensation due and payable to the Authorized Brokers and shall indemnify Sublessee from and against any claim therefor. Each of Sublessor and Sublessee do hereby agree to indemnify, defend, and hold harmless the other from and against all claims, judgments, damages, penalties, fines, costs, liabilities, or losses and sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) arising from any claims or demands of any broker, agent, or finder with whom it has dealt (other than the commission or other compensation due to the Authorized Brokers, which are to be paid by Sublessor as stated in the immediately preceding sentence).
     9. NOTICES.
          9.1 Address for Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and sent by certified mail, return receipt requested, postage prepaid, or delivered by an overnight courier service, as follows:

If to Sublessee:	Haverstick Consulting Inc.
11405 N. Pennsylvania Street
Suite 200
Carmel, IN 46032
Attn: Eric Weber

If to Sublessor:	Pocketscript, Inc.
2711 N. Haskell Avenue, Suite 2200
Dallas, TX 75204-2960
Telephone: 214-370-2042
Facsimile: 214-370-2071
Attn:Nathan Gulley
Attn: ZixCorp Legal Department

If to Master Lessor:	Duke Realty Ohio
Attn: Vice President, Property Management
4555 Lake Forest Drive, Suite 400
Cincinnati, OH 45242
          9.2 Change of Address. Sublessor or Sublessee may change the address to which such communications are to be directed to it by giving written notice to the other provided in Section 9.1.
     10. LANDLORD’S CONSENT. This Sublease is contingent upon the consent of the Landlord, as required by Article 11 of the Master Lease.
     11. APPLICABILITY OF MASTER LEASE.
          11.1 This Sublease is and shall be at all times subject and subordinate to the Master Lease.
          11.2 Except for the obligations under sections 3.01 thru 3.05 of the Master Lease (which Sublessee shall not be required to comply with), the terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are contradicted by this Sublease in the sole determination of Sublessor in which event, as between Sublessor and Sublessee, the terms of this Sublease document shall control over the Master Lease; provided that, without limiting the generality of the foregoing, the parties agree that Article 4 (“Security Deposit”) of the Master Lease shall not be applicable to this Lease and that Sublessee shall have not have any rights under Section 16.12 (“Option to Terminate”) of the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” or “Landlord” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” or “Tenant” is used it shall be deemed to mean the Sublessee herein.
          11.3 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, except for the obligations under sections 3.01 thru 3.05 of the Master Lease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor each and every obligation of Sublessor/Tenant under the Master Lease, including without limitation Section 9.02 thereof (except that the Sublessee shall name the Sublessor and the Landlord in the Sublessee’s insurance policies where Section 9.02 provides that the Sublessor is to name the Landlord). Sublessee shall indemnify, defend, and hold harmless Sublessor and Landlord from and against all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) arising out of Sublessee’s failure to perform any such terms or conditions, provided, however, that Sublessee shall be relieved of any obligation to indemnify Sublessor and Landlord to the extent of insurance proceeds actually received by them.

     12. ASSUMPTION.
          Except as otherwise provided in Section 11.3 of this Lease, Sublessee expressly assumes to perform and comply with all of the obligations required to be kept or performed by the Tenant under the Master Lease identified in the foregoing paragraph of this Sublease, to the extent they are applicable to the Demised Premises.
     13. OBLIGATIONS OF SUBLESSOR.
          Sublessor shall maintain the Master Lease during the entire term of this Sublease, subject however to any earlier termination of the Master Lease in accordance with its terms, and comply with and perform all of the obligations of the Tenant under the Master Lease that Sublessee has not assumed under this Sublease.
     14. TERMINATION OF MASTER LEASE.
          If the Master Lease is terminated, this Sublease shall terminate simultaneously. If the Master Lease is terminated other than by the fault of Sublessor or Sublessee, the Sublessor and Sublessee shall thereafter be released form all obligations to each other under this Sublease, and the parties shall account to each other for any monetary obligations or other obligations existing at such time.
     15. AUTHORITY TO EXECUTE SUBLEASE AND CONSENT.
The persons executing this Sublease and Consent to Assignment declare and warrant that they occupy the individual or corporate positions set forth under their signature, and have the consent and authority to execute this document and thereby legally bind the entities they represent.
     16. EXECUTION; APPLICABLE LAW.
This Sublease is deemed executed in Ohio and shall be governed by and construed in accordance with the laws of Ohio, without regard to conflicts of laws principles thereof.
     17. DEFAULT.
The following shall be events of default:
          17.1 Payment Default. Failure of Sublessee to make any rent or other payment under this Lease when it is due.
          17.2 Unauthorized Transfer. Sublessee makes any transfer without Sublessor’s prior written consent as required under Section 21 of this Lease(“ Subletting”).
          17.3 Abandonment of Demised Premises. Sublessee abandons the Demised Premises, for which purpose “abandons” means a failure by Sublessee to occupy and use the Demised Premises for one or more of the purposes permitted under this Lease for a total of thirty (30) days or more during the lease term, unless such failure is excused under other provisions of this Lease.
          17.4 Default in Other Covenants. Failure of Sublessee to comply with any other term, condition, covenant, or fulfill any other obligation of this Lease within ten (10) days after written notice by Sublessor specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be remedied fully within the ten (10) day period, this requirement shall be satisfied if Sublessee begins correction of the default within the ten (10) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable. No notice and no opportunity to cure shall be required if Sublessor has previously given Sublessee notice of failure to comply with such term or condition or fulfill such other obligation of this Lease during the term hereof.
          17.5 Insolvency Defaults. Dissolution, termination of existence, insolvency on a balance sheet basis or business failure of Sublessee; the commencement by Sublessee of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor’s relief; the entry of a decree or order for relief against Sublessee in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor’s relief; the appointment of or the consent by Sublessee to the appointment of a receiver, trustee, or custodian of Sublessee or of any of Sublessee’s property; an assignment for the benefit of creditors by Sublessee; Sublessee’s failure generally to pay its debts as such debts become due; the making or suffering by Sublessee of a fraudulent transfer under applicable federal or state law; concealment by Sublessee of any of its property in fraud of creditors; the making or suffering by Sublessee of a preference within the meaning of the federal bankruptcy law; the imposition of a lien through legal proceedings or distraint upon any of the property of Sublessee which is not discharged or bonded; or all or substantially all of Sublessee’s assets in the Demised Premises or Sublessee’s interest in this Lease are attached or levied under execution (and Sublessee does not discharge the same within sixty (60) days thereafter). During any period in which there is a Guarantor(s) of this Lease, each reference to “Sublessee” in this paragraph shall be deemed to refer to “Guarantor or Sublessee, “ separately.
     18. REMEDIES ON DEFAULT.
Upon default, Sublessor shall have all remedies against Sublessee provided to Landlord against Tenant under the Master Lease and, furthermore, Sublessor may exercise any one or more of the following remedies, or any other remedy available under applicable law:
          18.1. Retake Possession. To the extent permitted by law, Sublessor may re-enter and retake possession of the Demised Premises, without notice, either by summary proceedings, force, any other applicable action or proceeding, or otherwise. Sublessor may use the Demised Premises for Sublessor’s own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Sublessor may have by reason of Sublessee’s default. None of these actions will be deemed an acceptance of surrender by Sublessee. To the extent permitted by law, Sublessee expressly waives the service of any notice of intention to terminate this Lease or to retake the Demised Premises, and waives service of any demand for payment of rent or for possession, and of any and every other notice or demand required or permitted under applicable law.
          18.2. Relet the Premises. Sublessor at its option may relet the whole or any part of the Demised Premises, from time to time, either in the name of Sublessor or otherwise, to such Sublessees, for such terms ending before, on, or after the expiration date of the lease term, at such rentals and upon such other conditions (including concessions and free rent periods) as Sublessor, in its sole discretion, may determine to be appropriate. Sublessor at its option may make such physical changes to the Demised Premises as Sublessor, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Sublessee of any liability under this Lease or otherwise affecting Sublessee’s liability.
          18.3. Damages for Default. Whether or not Sublessor retakes possession or relets the Demised Premises, Sublessor may recover all damages caused by the default (including but not limited to unpaid rent, attorneys’ fees, and the costs and expenses of reletting). Sublessor may sue periodically to recover damages as they accrue during the remainder of the lease term without barring a later action for further damages. Sublessor may at any time bring an action for accrued damages plus damages for the remaining lease term equal to the difference between the rent specified in this Lease and the reasonable rental value of the Demised

Premises for the remainder of the term, discounted to the time of judgment at the rate of nine (9%) percent per annum.
          18.4. Cure of Sublessee’s Default. Without prejudice to any other remedy for default, Sublessor may perform any obligation or make any payment required to cure a default by Sublessee. The cost of performance, including attorneys’ fees and all disbursements, shall immediately be repaid by Sublessee upon demand, together with interest from the date of expenditure until fully paid at the rate of eighteen (18%) percent per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law.
     19. COMPLIANCE WITH LAWS. In connection with its use, Sublessee, throughout the term of this Lease, and any renewal term, shall comply, at its sole cost(s) and expense(s) with all applicable laws, regulations and requirements of any public authority, including, but not limited to, the Americans with Disabilities Act, and including those regarding maintenance, operation, and use of the Demised Premises and appliances on the Demised Premises (including signs).
     20. HAZARDOUS MATERIALS. Sublessee shall refrain from causing or permitting any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises by Sublessee, its agents, employees, contractors or invitees without the prior written consent of Sublessor, which shall not be unreasonably withheld as long as Sublessee demonstrates to Sublessor’s reasonable satisfaction that such Hazardous Material is necessary or useful to Sublessee’s business and will be used, kept, and stored in the manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Demised Premises.
As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the United States Environmental Protection Agency as Hazardous Substances (40 CFR Part 302) and amendments thereto, petroleum products, or other such substances, materials and wastes that are or become regulated under any applicable local, state, or federal law, health and or/safety related law, decision of the courts, ordinances, rule, regulation, code, order, directive guideline, or permit.
          20.1. No Underground Storage Tanks. Sublessee shall not use, construct, or install any underground storage tanks of any kind on the Demised Premises.
          20.2. Hazardous Materials Indemnification. Sublessee shall indemnify, defend, and hold Sublessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the lease term as a result of contamination by Hazardous Material as a result of Sublessee’s use or activities, or of Sublessee’s agents or contractors. This Indemnification of Sublessor by Sublessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Demised Premises. Without limiting the foregoing, if the presence of any hazardous material on the Demised Premises caused or permitted by Sublessee or its agents or contractors results in any contamination of the Demised Premises, Sublessee shall promptly take all actions, at its sole expense, as are necessary to return the Demised Premises to the condition existing prior to the release of any such hazardous material to the Demised Premises; provided that Sublessor’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such action would not potentially have any material adverse long-term or short term on the Demised Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.
     21. SUBLETTING. Sublessee shall not, voluntarily or involuntarily or by operation of law, assign, mortgage or encumber all or part of this lease, nor sublet, nor suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Sublessor in each instance, or sublet the whole or any part of the Demised Premises without first obtaining the Sublessors written consent, which consent may be withheld in Sublessor’s sole discretion.
     22. INSPECTION. Sublessor or its authorized representatives may enter at any time to determine Sublessee’s compliance with this Lease, to make necessary repairs, or to show the Demised Premises to any prospective Sublessees, Tenants, or purchasers.
     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year written adjacent to the signature of the parties or their duly authorized representative.

WITNESS:	SUBLESSOR:

POCKETSCRIPT, INC., an Ohio corporation

/s/ Darleen Harris	/s/ Barry Wilson

Name: Darleen Harris	Signature
Barry Wilson, CFO

Printed Name of Signature and Title

Date: 4/11/07

SUBLESSEE:

HAVERSTCICK CONSULTING, INC,
an Indiana corporation

/s/ Kelley Hahn	/s/ Eric Weber

Name: Kelley Hahn	Signature
Eric Weber, CFO

Printed Name of Signature and Title

Date: 4/11/07

EXHIBIT “A”
MASTER LEASE WITH AMENDMENTS

EXHIBIT “B”
LANDLORD’S CONSENT TO SUBLEASE
(1). Tenant is and shall continue to remain fully and primarily liable to Landlord under the terms and conditions of the Lease Agreement between Landlord and Tenant for the full term of the Lease Agreement. Landlord specifically prohibits an Assignment of the Lease Agreement by Tenant. Tenant and Subtenant hereby acknowledge and agree that the Sublease Agreement between them is a Sublease and not an Assignment. This Agreement is a Consent to Sublease and is not a Consent to an Assignment. Landlord, Tenant and Subtenant acknowledge and agree that no future interaction or course of dealing developed between Landlord and Subtenant shall be deemed to transform the Sublease into an Assignment, or be deemed to indicate an intent on the part of Landlord to accept an Assignment of the Lease Agreement to Subtenant. Landlord’s intent is clearly to accept and maintain a Sublease throughout the term of the Lease. Tenant and Subtenant waive the right to assert the existence of an Assignment in any litigation between or among Landlord, Tenant and Subtenant.
(2) Except as herein set forth, Landlord is bound only to the terms of the Lease Agreement with Tenant. Any Agreement between Tenant and Subtenant, which contains terms different from or other than those contained within the Lease agreement, is not binding upon nor accepted by Landlord.
(3) Tenant and Subtenant agree to indemnify Landlord and hold it harmless from damage or claim by any real estate broker in connection with the Sublease between Tenant and Subtenant, which indemnification shall include all commission claims, as well as all legal, expert and attorney fees incurred in defending any claim.
(4) This Consent to Sublease cannot be changed or amended except by a writing signed by Landlord, Tenant and Subtenant.
DATE: 4/19/07

LANDLORD:				TENANT:

DUKE REALTY OHIO,				POCKETSCRIPT, INC., an Ohio corporation

an Indiana general partnership				/s/ Barry Wilson
Signature

By:	Duke Realty Limited Partnership,			Barry Wilson, CFO
Printed Name of Signature and Title

	a general partner			Date: 4/11/07

	By:	Duke Realty Corporation,
its general partner

		By:	/s/ Gerald R. Royce Gerald R. Royce
Vice President, Leasing

SUBLESSEE:

HAVERSTICK CONSULTING, INC,
an Indiana corporation

/s/ Eric Weber Signature

Eric Weber, CFO Printed Name of Signature and Title

Date: 4/11/07